EFFECTIVE July 20, 2007, THE
COMPANYS NAME HAS CHANGED
TO HONG KONG HEALTH CHECK &
 LABORATORY HOLDINGS COMPANY
LIMITED
EXHIBIT A
AMERICAN DEPOSITARY SHARES
 (Each American Depositary Share
represents	fifty	deposited
Shares)
THE BANK OF NEW YORK AMERICAN
DEPOSITARY RECEIPT FOR SHARES OF
	THE PAR VALUE OF HK$ EACH OF
RECOR HOLDINGS LIMITED
(INCORPORATED UNDER THE LAWS OF
BERMUDA)
The Bank of New York, as depositary
(hereinafter called the Depositary),
 hereby certifies that, or registered
assigns IS THE OWNER
OF
AMERICAN DEPOSITARY SHARES
representing depositedshares
 (herein called Shares) of Recor
 Holdings Limited, incorporated under
 the laws of Bermuda (herein called
 theCompany). At the date hereof,
 each American Depositary Share
 represents fifty (50)Share[s]
 deposited or subject to deposit under
 the Deposit Agreement (as such term is
 hereinafter defined) at the office of
 (herein called the Custodian).
 The Depositarys Corporate Trust
 Office is located at a different
 address than its principal executive
 office. Its Corporate Trust Office is
 located at 101 Barclay Street,
 New York,N.Y. 10286, and its principal
 executive office is located at 48 Wall
 Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS 101 BARCLAY STREET,
NEW YORK, N.Y. 10286
1. THE DEPOSIT AGREEMENT.
This American Depositary Receipt is
one of an issue (herein called Receipts,
all issued and to be issued upon the
terms and conditions set forth in the
deposit agreement,dated as of
Januarv 4,1995 (herein called
the Deposit Agreement),
by and among the Company,
the Depositary, and all Owners and
holders from time to time of
Receipts issued thereunder, each
of whom by accepting a
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Receipt agrees to become a party
thereto and become bound by all
the terms and conditions thereof.
The Deposit Agreement sets forth
the rights of Owners and holders
of the Receipts and the rights and
duties of the Depositary in respect
of the Shares deposited thereunder
and any and all other securities,
property and cash from time to time
received in respect of such Shares
and held thereunder (such Shares,
securities,property,and cash
are herein called Deposited
Securities). Copies of the
Deposit Agreement are on file
at the Depositarys Corporate
Trust Office in New York City and
at the office of the Custodian.
The statements made on the
face and reverse of this
Receipt are summaries of certain
provisions of the Deposit Agreement
and are qualified by and subject
to the detailed provisions of
the Deposit Agreement, to
which reference is hereby made.
capitalized terms defined in the
Deposit Agreement and not defined
herein shall have the meanings set
forth in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS	AND
WITHDRAWAL OF SHARES.
       Upon surrender at the Corporate
 Trust Office of the Depositary of
this Receipt, and upon payment of
the fee of the Depositary provided
in this Receipt, and subject to the
terms and conditions of the Deposit
Agreement, the Owner hereof is
entitled to delivery, to him or
upon his order, of the Deposited
Securities at the time represented
by the American Depositary Shares
for which this Receipt is issued.
Delivery of such Deposited Securities
may be made by the delivery of (a)
certificates in the name of the Owner
hereof or as ordered by him or
certificates properly endorsed
or accompanied by proper instruments
of transfer and (b) any other securities,
property and cash to which such Owner
is then entitled in respect of this
Receipt. Such delivery will be made at
the option of the Owner hereof, either
at the office of the Custodian or at
the Corporate Trust Office of the
Depositary, provided that the
forwarding of certificates for Shares
or other Deposited Securities for such
delivery at the Corporate Trust Office
of the Depositary shall be at the risk
and expense of the Owner hereof.
3. TRANSFERS, SPLIT UPS, AND
COMBINATIONS OF RECEIPTS.
       The transfer of this Receipt
is registerable on the books of the
Depositary at its Corporate Trust
Office by the Owner hereof in person
or by a duly authorized attorney, upon
surrender of this Receipt properly
endorsed for transfer or accompanied
by proper instruments of transfer
and funds sufficient to pay any
applicable transfer taxes and the
fees and expenses of the Depositary
and upon compliance with such
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regulations, if any, as the Depositary
may establish for such purpose. This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered. As a condition
precedent to the execution and delivery,
registration of transfer, split up,
combination, or surrender of any Receipt
or withdrawal of any Deposited Securities,
the Depositary, the custodian, or
Registrar may require payment from
the depositor of the Shares or the
presenter of the Receipt of a sum
sufficient to reimburse it for any
tax or other governmental charge and
any stock transfer or registration fee
with respect thereto (including any
such tax or charge and fee with respect
to Shares being deposited or withdrawn)
and payment of any applicable fees as
provided in this Receipt, may require
the production of proof satisfactory
to it as to the identity and genuineness
 of any signature and may also require
compliance with any regulations the
Depositary may establish consistent
with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, this Article 3.
       The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts
in particular instances may be refused,
or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when
the transfer books of the Depositary
are closed, or if any such action is
deemed necessary or advisable by the
Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government
or governmental body or commission,
or under any provision of the Deposit
Agreement or this Receipt, or for any
other reason, subject to the provisions
of the following sentence. Nothwithstanding
anything to the contrary in the Deposit
Agreement or this Receipt, the surrender
of outstanding Receipts and withdrawal
of Deposited Securities may not be
suspended subject only to (i) temporary
delays caused by closing the transfer
books of the Depositary or the Company
or the deposit of Shares in connection
with voting at a shareholders meeting,
or the payment of dividends, (ii) the
payment of fees, taxes and similar charges,
and (iii) compliance with any U.S. or
foreign laws or governmental regulations
relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing,
the Depositary shall not knowingly
accept for deposit under the Deposit
Agreement any Restricted Securities
(including without limitation any
Shares bearing a legend indicating
they are Restricted Securities or
any Shares deposited by a person
identified to the Depositary by
the Company as an affiliate of the
Company), unless a registration
statement is in effect as to such
Shares.
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4. LIABILITY OF OWNER FOR TAXES.
       If any tax or other governmental
charge shall become payable with
respect to any Receipt or any Deposited
Securities represented hereby, such tax
or other governmental charge shall be
payable by the Owner hereof to the
Depositary. The Depositary may refuse
to effect any transfer of this
Receipt or any withdrawal of
Deposited Securities represented
by American Depositary Shares
evidenced by such Receipt until
such payment is made, and may
withhold any dividends or other
distributions, or may sell for
the account of the Owner hereof
any part or all of the Deposited
Securities represented by the
American Depositary Shares evidenced
by this Receipt, and may apply such
dividends or other distributions or
the proceeds of any such sale in
payment of such tax or other
governmental charge and the Owner
hereof shall remain liable for any
deficiency.
5. WARRANTIES OF DEPOSITORS.
       Every person depositing Shares
hereunder and under the Deposit
Agreement shall be deemed thereby
to represent and warrant that such
Shares and each certificate therefore
are validly issued, fully paid,
non-assessable, and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized
so to do. Every such person shall also
be deemed to represent that such Shares
and the Receipts evidencing American
Depositary Shares representing such
Shares would not be Restricted
Securities. Such representations
and warranties shall survive the
deposit of Shares and issuance of
Receipts.
6. FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
       Any person presenting Shares
for deposit or any Owner of a Receipt
may be required from time to time to
file with the Depositary or the
Custodian such proof of citizenship
or residence, exchange control approval,
or such information relating to the
registration on the books of the
Company or the Foreign Registrar,
if applicable, to execute such
certificates and to make such
representations and warranties,
as the Depositary may deem necessary
or proper. The Depositary may withhold
the delivery or registration of
transfer of any Receipt or the
distribution of any dividend or
sale or distribution of rights
or of the proceeds thereof or the
delivery of any Deposited
Securities until such proof
or other information is filed
or such certificates are
executed or such representations
and warranties made. No Share
shall be accepted for deposit
unless accompanied by evidence
satisfactory to the Depositary
that any necessary approval has
been granted by any governmental
body in Bermuda and Hong Kong
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which is then performing the function
of the regulation of currency exchange.
7.	CHARGES	OF DEPOSITARY.
       The Company agrees to pay the
fees, reasonable expenses and out
of pocket charges of the Depositary
and those of any Registrar
only in accordance with agreements
in writing entered into between
the Depositary and the Company from
 time to time. The Depositary shall
present its statement for such
charges and expenses to the Company
once every three months. The charges
and expenses of the Custodian are for
the sole account of the Depositary.
The Company shall not payor be liable
for any fee or amount required to be
paid by any other person hereunder.
       The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom
Receipts are issued (including,
 without limitation, issuance
pursuant to a stock dividend or
stock split declared by the Company
or an exchange of stock regarding
the Receipts or Deposited Securities
or a distribution of Receipts pursuant
to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement,
(4) such expenses as are incurred
by the Depositary in the conversion
of foreign currency pursuant to
Section 4.05 of the Deposit Agreement,
(5) a fee not in excess of $5.00 or
less per 100 American Depositary Shares
(or portion thereof) for the execution
and delivery of Receipts pursuant to
Sections 2.03 and 4.03 of the Deposit
Agreement and the surrender of Receipts
 pursuant to section 2.05 of the Deposit
Agreement, (6) a fee not in excess of
$.02 or less per American Depositary
Share (or portion thereof) for any
cash distribution made pursuant to
the Deposit Agreement including but
not limited to Sections 4.01 through
4.04 thereof and, (7) a fee not in
excess of $1.50 or less per certificate
for a Receipt or Receipts for transfers
made pursuant to the terms of the Deposit
Agreement.
       The Depositary, subject to
Article 8 hereof, may own and deal
in any class of securities of the
Company and its affiliates and in Receipts.
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8. PRE RELEASE OF RECEIPTS.
       Notwithstanding section 2.03
of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement
(Pre Release). The Depositary may,
pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the
receipt and cancellation of Receipts
which have been Pre Released, whether
or not such cancellation is prior to
the termination of such Pre Release
or the Depositary knows that such
Receipt has been Pre-Released. The
Depositary may receive Receipts in
lieu of Shares in satisfaction of a
PreRelease. Each Pre Release will be
(a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be,
 (b) at all times fully collateralized
 with cash or such other collateral
 as the Depositary deems appropriate,
  (c) terminable by the Depositary
 on not more than five (5) business
 days notice, and (d) subject to such
 further indemnities and credit
 regulations as the Depositary deems
 appropriate. The number of American
 Depositary Shares which are
 outstanding at any time as a
 result of Pre Releases will not
 normally exceed thirty percent (30%)
 of the Shares deposited under the
 Deposit Agreement; provided, however,
 that the Depositary reserves the
 right to change or disregard such
 limit from time to time as it
 deems appropriate.
       The Depositary may retain for
its own account any compensation
received by it in connection
with the foregoing.
9. TITLE TO RECEIPTS.
       It is a condition of this
Receipt and every successive holder
and Owner of this Receipt by accepting
or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.
10. VALIDITY OF RECEIPT.
       This Receipt shall not be
entitled to any benefits under
the Deposit Agreement or be valid
or obligatory for any
A 6




purpose, unless this Receipt shall
have been executed by the Depositary
by the manual or facsimile signature
of a duly authorized signatory of the
Depositary or, if a Registrar for the
Receipts shall have been appointed, by
the manual or facsimile signature of a
duly authorized officer of the Registrar.
11. REPORTS; INSPECTION OF
TRANSFER BOOKS.
       The Company currently furnishes
the Securities and Exchange Commission
(hereinafter called the Commission)
with certain public reports and
documents required by foreign law
or otherwise under Rule 12g3 2(b)
under the Securities Exchange Act
of 1934. Such reports and communications will be available for inspection and copying by holders and Owners at the pUblic reference facilities maintained by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
       The Depositary will make available
for inspection by Owners of Receipts at
its Corporate Trust Office any reports
and communications, including any
proxy soliciting material, received
from the Company which are both (a)
received by the Depositary as the
holder of the Deposited Securities
and (b) made generally available to
the holders of such Deposited
Securities by the Company. The
Depositary will also send to
Owners of Receipts copies of
such reports when furnished by
the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such
proxy soliciting material, furnished
to the Depositary by the Company
shall be furnished in English to
the extent such materials are required
to be translated into English pursuant
to any regulations of the Commission.
       The Depositary will keep books
for the registration of Receipts and
transfers of Receipts which at all
reasonable times shall be open for
inspection by the Owners of Receipts
provided that such inspection shall
not be for the purpose of
communicating with Owners of
Receipts in the interest of a
business or object other than
the business of the Company or
a matter related to the Deposit
Agreement or the Receipts.
12. DIVIDENDS AND DISTRIBUTIONS.
       Whenever the Depositary receives
any cash dividend or other cash
distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will
distribute the amount thus
A7



received (net of the fees and
expenses of the Depositary as
provided in Article 7 hereof
and Section 5.09 of the Deposit
Agreement) to the Owners of Receipts
entitled thereto, provided, however,
that in the event that the Company or
 the Depositary is required to withhold
and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American
Depositary Shares representing such
Deposited Securities shall be reduced
 accordingly.
       Subject to the provisions
of Section 4.11 and 5.09 of the
Deposit Agreement, whenever the
Depositary receives any distribution
 other than a distribution described
in Sections 4.01, 4.03, or 4.04 of
the Deposit Agreement, the Depositary
will cause the securities or property
received by it to be distributed to
the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such
Securities must be registered under
the Securities Act of 1933 in order to
be distributed to owners or holders hereof)
 the Depositary deems such distribution
not to be feasible, the Depositary may
adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale(net of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.
       If any distribution consists
of a dividend in, or free
distribution of, Shares, the
Depositary may and shall if the
Company shall so request, distribute
to the Owners of outstanding Receipts
 entitled thereto, additional
Receipts evidencing an aggregate
 number of American Depositary
Shares representing the amount of
 Shares received as such dividend
 or free distribution subject to
the terms and conditions of the
Deposit Agreement with respect to
 the deposit of Shares and the
issuance of American Depositary
Shares evidenced by Receipts,
including the withholding of any
tax or other governmental charge
as provided in section 4.11 of
the Deposit Agreement and the
payment of the fees of the
Depositary as provided in Article 7
 hereof and section 5.09 of the Deposit
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Agreement. In lieu of delivering
Receipts for fractional American
Depositary Shares in any such case,
 the Depositary will sell the amount
 of Shares represented by the
aggregate of such fractions and
distribute the net proceeds, all
in the manner and subject to the
conditions set forth in the Deposit
 Agreement. If additional Receipts
are not so distributed, each
American Depositary Share shall
thenceforth also represent the
additional Shares distributed upon
the Deposited Securities represented
thereby.
       In the event that the
Depositary determines that any
 distribution in property
(including Shares and rights
to subscribe therefor) is subject
 to any tax or other governmental
 charge which the Depositary is
obligated to withhold, the Depositary,
 subject to all applicable legal
requirements, may by public or private
sale dispose of all or a portion of
such property (including Shares and
rights to subscribe therefor) in such
 amounts and in such manner as the
Depositary deems necessary and
practicable to pay any such taxes or
charges, and the Depositary shall
distribute the net proceeds of such
sale after deduction of such taxes
or charges to the Owners of Receipts
 entitled thereto.
13. RIGHTS.
       In the event that the Company
shall offer or cause to be offered
to the holders of any Deposited
Securities any rights to subscribe
for additional Shares or any rights
of any other nature, the Depositary
shall have discretion as to the
procedure to be followed in making
such rights available to any Owners
or in disposing of such rights on
behalf of any Owners and making the
 net proceeds available to such
Owners or, if by the terms of such
 rights offering or for any other
 reason, the Depositary may not
either make such rights available
 to any Owners or dispose of such
rights and make the net proceeds
available to such Owners, then the
 Depositary shall allow the rights
 to lapse. If at the time of the
offering of any rights the Depositary
determines in its discretion that it
is lawful and feasible to make such
 rights available to all or certain
Owners but not to other Owners, the
Depositary may distribute to any
Owner to whom it determines the
distribution to be lawful and
feasible, in proportion to the
number of American Depositary
Shares held by such Owner, warrants
 or other instruments therefor
in such form as it deems appropriate.
       In circumstances in which rights
would otherwise not be distributed,
if an Owner of Receipts requests the
 distribution of warrants or other
instruments in order to exercise the
 rights allocable to the American
Depositary Shares of such Owner
hereunder, the Depositary will
make such rights
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available to such Owner upon written
 notice from the Company to the
Depositary that (a) the Company has
 elected in its sole discretion to
permit such rights to be exercised and
(b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required
 under applicable law.
       If the Depositary has distributed
warrants or other instruments for
 rights to all or certain Owners,
then upon instruction from such an
Owner pursuant to such warrants or
other instruments to the Depositary
from such Owner to exercise such
rights, upon payment by such Owner
to the Depositary for the account
of such Owner of an amount equal to
the purchase price of the Shares
to be received upon the exercise
of the rights, and upon payment of
 the fees of the Depositary and any
 other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such
Owner, exercise the rights and
purchase the Shares, and the Company
 shall cause the Shares so purchased
to be delivered to the Depositary on
behalf of such Owner. As agent for
such Owner, the Depositary will cause
 the Shares so purchased to be
deposited pursuant to Section 2.02
 of the Deposit Agreement, and shall
, pursuant to section 2.03 of the
Deposit Agreement, execute and deliver
 Receipts to such Owner. In the case
of a distribution pursuant to the second
 paragraph of this Article 13, such
Receipts shall be legended in accordance with applicable u.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and
transfer under such laws.
       If the Depositary determines
in its discretion that it is not
lawful and feasible to make such
rights available to all or certain
Owners, it may sell, subject to all
 applicable legal requirements, the
rights, warrants or other instruments
in proportion to the number of
American Depositary Shares held by
 the Owners to whom it has determined
 it may not lawfully or feasibly make
 such rights available, and allocate
the net proceeds of such sales (net
of the fees of the Depositary as
provided in Section 5.09 of the
Deposit Agreement and all taxes
and governmental charges payable
in connection with such rights
and subject to the terms and
conditions of the Deposit Agreement)
for the account of such Owners
otherwise entitled to such rights,
 warrants or other instruments,
upon an averaged or other practical
 basis without regard to any
distinctions among such Owners
because of exchange restrictions
or the date of delivery of any
Receipt or otherwise.
       The Depositary will not
offer rights to Owners unless
 both the rights and the securities
 to which such rights relate are
either exempt from registration
under the Securities Act
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-



of 1933 with respect to a
distribution to all Owners or
 are registered under the provisions
of such Act. If an Owner of Receipts
 requests the distribution of warrants
 or other instruments, notwithstanding
 that there has been no such
registration under such Act, the
 Depositary shall not effect
such distribution unless it has
received an opinion from
recognized counsel in the United
States for the Company upon which
the Depositary may rely that such
distribution to such Owner is
 exempt from such registration.
 Notwithstanding any other provision
 of the Deposit Agreement, under no
circumstances shall the Depositary,
any Owner or any other person have
the right to require the Company to
register, under the Securities Act
of 1933 or otherwise, any rights or
 securities issued by the Company.
       The Depositary shall not be
responsible for any failure to
determine that it may be lawful or
 feasible to make such rights available
 to Owners in general or any Owner
 in particular.
14. CONVERSION OF FOREIGN CURRENCY.
       Whenever the Depositary shall
 receive foreign currency, by
 way of dividends or other
distributions or the net proceeds
 from the sale of securities,
property or rights, and if at the
time of the receipt thereof the
foreign currency so received can
in the judgment of the Depositary
 be converted on a reasonable basis
 into Dollars and the resulting Dollars
 transferred to the united States, the
 Depositary shall convert or cause to
be converted, by sale or in any other
manner that it may determine, such
foreign currency into Dollars, and such
 Dollars shall be distributed to the
Owners entitled thereto or, if the
Depositary shall have distributed any
 warrants or other instruments which
entitle the holders thereof to such
Dollars, then to the holders of such
warrants and/or instruments upon surrender
 thereof for cancellation. Such
distribution may be made upon an
averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
 the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
 Depositary as provided in Section 5.09 of
 the Deposit Agreement.
       If such conversion or distribution
can be effected only with the approval
or license of any government or agency
thereof, the Depositary shall file such
application for approval or license, if
any, as it may deem desirable.
       If at any time the Depositary
shall determine that in its judgment
any foreign currency received
by the Depositary is not convertible
 on a reasonable basis into Dollars
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transferable to the united
States, or if any approval or
license of any government or
agency thereof which is required
..for such conversion is denied or
 in the opinion of the Depositary
is not obtainable, or if any such
approval or license is not obtained
within a reasonable period as
determined by the Depositary,
the Depositary may distribute the
foreign currency (or an appropriate
 document evidencing the right to
receive such foreign currency)
received by the Depositary to,
or in its discretion may hold such
 foreign
currency uninvested
and without liability for
 interest thereon for the
respective accounts of, the
 Owners entitled to receive
the same.
       If any such conversion
of foreign currency, in whole
 or in part, cannot be effected
 for distribution to some of the
 Owners entitled thereto, the
Depositary may in its discretion
 make such conversion and
distribution in Dollars to the
extent permissible to the Owners
 entitled thereto and may distribute
 the balance of the foreign
currency received by the Depositary
to, or hold such balance uninvested
and without liability for interest
thereon for the respective accounts of,
 the Owners entitled thereto.
15. RECORD DATES.
       Whenever any cash dividend or
 other cash distribution shall
become payable or any distribution
other than cash shall be made, or
whenever rights shall be issued
with respect to the Deposited
Securities, or whenever for any
reason the Depositary causes a
change in the number of Shares that
 are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of
any meeting of holders of Shares or
 other Deposited Securities, the
Depositary shall fix a record date
(a) for the determination of the
Owners of Receipts who shall be
(i) entitled to receive such dividend,
 distribution or rights or the net
proceeds of the sale thereof or
(ii) entitled to give instructions
for the exercise of voting rights at
any such meeting, or (b) on or after
which each American Depositary Share
will represent the changed number of
Shares, subject to the provisions of
 the Deposit Agreement.
16. VOTING OF DEPOSITED SECURITIES.
       Upon receipt of notice of any
meeting of holders of Shares or
other Deposited Securities,
if requested in writing by the
Company, the Depositary shall,
as soon as practicable thereafter,
mail to the Owners of Receipts a notice,
the form of which notice shall be
in the sole discretion of the
Depositary, which shall contain
(a) such information as is contained
in such notice of meeting,
(b) a statement that the
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Owners of Receipts as of the close
 of business on a specified record
date will be entitled, subject to
any applicable provision of Bermuda
or Hong Kong law or applicable rules
of the Hong Kong Stock Exchange and
of the Articles of Association of the
Company, to instruct the Depositary as
to the exercise of the voting rights,
if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective
American Depositary Shares, and
(c) a statement as to the manner
in which such instructions may be
given or deemed given in accordance
with the last sentence of this
paragraph if no instruction is
received, to the Depositary to
give a discretionary proxy to a
person designated by the Company.
 Upon the written request of an
Owner of a Receipt on such record
 date, received on or before the
date established by the Depositary
 for such purpose, the Depositary
shall endeavor in so far as
practicable to vote or cause to
be voted the amount of Shares or
other Deposited Securities represented
by such American Depositary Shares
evidenced by such Receipt in
accordance with the instructions
set forth in such request.
17. CHANGES AFFECTING
DEPOSITED SECURITIES.
       In circumstances where the
provisions of Section 4.03 of the
Deposit Agreement do not apply,
upon any change in nominal value,
change in par value, split up,
consolidation, or any other
reclassification of Deposited
Securities, or upon any
recapitalization, reorganization,
merger or consolidation, or sale of
 assets affecting the Company or to
which it is a party, any securities
which shall be received by the
Depositary or a Custodian in exchange
 for or in conversion of or in respect
 of Deposited Securities shall be treated
as new Deposited Securities under the
Deposit Agreement, and American Depositary
 Shares shall thenceforth represent the
new Deposited Securities so received in
exchange or conversion, unless
additional Receipts are delivered
pursuant to the following sentence.
 In any such case the Depositary may,
 and shall if the Company shall so
request, execute and deliver
additional Receipts as in the case
of a dividend in Shares, or call for
the surrender of outstanding Receipts
to be exchanged for new Receipts
specifically describing such new
Deposited Securities.
18. LIABILITY OF THE COMPANY
AND DEPOSITARY.
       Neither the Depositary nor the
Company shall incur any liability to
any Owner or holder of any Receipt,
 if by reason of any provision of any
 present or future law or regulation
of the United States or any other
country, or of any other governmental
 or regulatory authority, or by reason
of any provision, present or future, of
the Articles of Association
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of the Company, or by reason of any
 act of God or war or other
circumstances beyond its control,
the Depositary or the Company shall
be prevented or forbidden from or be
subject to any civil or criminal penalty
 on account of doing or performing any
act or thing which by the terms of the
Deposit Agreement it is provided shall
 be done or performed; nor shall the
 Depositary or the Company incur any
liability to any Owner or holder of a
Receipt by reason of any non-performance
 or delay, caused as aforesaid, in the
 performance of any act or thing which
 by the terms of the Deposit Agreement
it is provided shall or may be done or
performed, or by reason of any exercise
of, or failure to exercise, any
discretion provided for in the Deposit
 Agreement. Where, by the terms of a
distribution pursuant to Sections 4.01,
 4.02 or 4.03 of the Deposit Agreement,
 or an offering or distribution pursuant
 to Section 4.04 of the Deposit Agreement,
 such distribution or offering may not be
 made available to Owners of Receipts,
 and the Depositary may not dispose of
 such distribution or offering on
behalf of such Owners and make the
 net proceeds available to such Owners
, then the Depositary shall not make
 such distribution or offering, and
shall allow any rights, if applicable,
 to lapse. Neither the Company nor the
 Depositary assumes any obligation or
 shall be subject to any liability
under the Deposit Agreement to Owners
 or holders of Receipts, except that
they agree to perform their obligations
 specifically set forth in the
Deposit Agreement without
negligence or bad faith. The
Depositary shall not be subject
to any liability with respect to
the validity or worth of the
Deposited Securities. Neither the
 Depositary nor the Company shall
be under any obligation to appear
in, prosecute or
defend any action, suit, or other
proceeding in respect of any
Deposited Securities or in respect
 of the Receipts, which in its
opinion may involve it in expense
or liability, unless indemnity
satisfactory to it against all
expense and liability shall be
furnished as often as may be required
, and the Custodian shall not be
under any obligation whatsoever
with respect to such proceedings,
 the responsibility of the
Custodian being solely to the
 Depositary. Neither the Depositary
 nor the Company shall be liable
for any action or nonaction by
it in reliance upon the advice
of or information from legal counsel,
 accountants, any person presenting
Shares for deposit, any Owner or
holder of a Receipt, or any other
person believed by it in good faith
to be competent to give such advice
or information. The Depositary shall
 not be responsible for any failure
to carry out any instructions to vote
 any of the Deposited Securities, or
for the manner in which any such vote
 is cast or the effect of any such vote,
 provided that any such action or
nonaction is in good faith. The Company
 agrees to indemnify the Depositary,
its directors, employees, agents and
affiliates and any custodian against,
 and hold each of them harmless from,
any liability or expense
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(including, but not limited to,
the fees and expenses of counsel)
 which may arise out of acts
performed or omitted, in accordance
 with the provisions of the Deposit
 Agreement and of the Receipts, as
the same may be amended, modified,
or supplemented from time to time, (i)
 by either the Depositary or a
Custodian or their respective directors
, employees, agents and affiliates,
except for any liability or expense
arising out of the negligence or bad
faith of either of them, or (ii) by the
 Company or any of its directors, employees,
 agents and affiliates. No disclaimer of
liability under the Securities Act of 1933
 is intended by any provision of the Deposit
 Agreement.
19. RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
       The Depositary may at any
 time resign as Depositary under
 the Deposit Agreement by written
notice of its election so to
do delivered to the Company
pursuant to Section 6.02 of the
Deposit Agreement, such resignation
 to take effect upon the appointment
 of a successor depositary and its
acceptance of such appointment as
thereinafter provided.
       The Depositary may at any time
 be removed by the Company by written
 notice of such removal effective upon
the appointment of a successor
depositary and its acceptance of
such appointment as thereinafter
provided.
       In case at any time the
Depositary shall resign or be
removed, the Company shall use
its best efforts to appoint a
successor depositary, which shall
 be a bank or trust Company having
 an office in the Borough of Manhattan,
 The City of New York. Every successor
depositary shall execute and deliver
to its predecessor and to the Company
 an instrument in writing accepting
its appointment thereunder, and
thereupon such successor depositary,
 without any further act or deed,
 shall become fully vested with all
the rights, powers, duties and
obligations of its predecessor.
Notwithstanding the foregoing
(1)	if such succession is the
(2)	result of the removal of
(3)	such predecessor, then upon
(4)	(a) payment by the Company to such
predecessor of all sums due and
payable by the Company to such
predecessor, (b) payment to such
predecessor of all other sums due
it by persons other than the
Company pursuant to the terms
of the Deposit Agreement, and
(c) the written request of the
Company, such predecessor shall
execute and deliver an instrument
 transferring to such successor all
 rights and powers of such predecessor
 under the Deposit Agreement, shall
 duly assign, transfer and deliver
all right, title and interest in the
 Deposited Securities to such successor,
 and shall deliver to such successor
a list of the Owners of all
outstanding Receipts, or (2)
if such succession is the result
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of the resignation of such
predecessor, then upon (a) payment
 by the Company to such predecessor
 of all sums due and payable by the
Company to such predecessor, and (b)
 the written request of the Company,
such predecessor shall execute and
deliver an instrument transferring
to such successor all rights and
powers of such predecessor under the
Deposit Agreement, shall duly assign,
 transfer and deliver all right, title
 and interest in the Deposited
Securities to such successor, and
 shall deliver to such successor a
 list of the Owners of all
outstanding Receipts, provided,
however, that such predecessor
shall nevertheless be entitled to
 receive payment of all such other
sums due it by persons other than
the Company pursuant to the terms
of the Deposit Agreement. Any such
successor depositary shall promptly
 mail notice of its appointment to
the Owners.
       Whenever the Depositary in
its discretion determines that
it is in the best interest of
the Owners of Receipts to do so,
 it may appoint a substitute or
additional custodian or custodians.
20. AMENDMENT.
       The form of the Receipts
and any provisions of the Deposit
 Agreement may at any time and from
 time to time be amended by agreement
 between the Company and the
Depositary in any respect which
 they may deem necessary or
desirable. Any amendment which
 shall impose or increase any
 fees or charges(other than taxes
and other governmental charges,
registration fees and cable, telex
 or facsimile transmission costs,
delivery costs or other such expenses)
, or which shall otherwise prejudice
 any substantial existing right of
Owners of Receipts, shall, however,
 not become effective as to outstanding
 Receipts until the expiration of
thirty days after notice of such
amendment shall have been given to
the Owners of outstanding Receipts.
 Every Owner of a Receipt at the time
 any amendment so becomes effective
 shall be deemed, by
continuing to hold such Receipt, to
 consent and agree to such amendment
and to be bound by the Deposit
Agreement as amended thereby. In
no event shall any amendment impair
the right of the Owner of any
Receipt to surrender such Receipt
 and receive therefor the Deposited
 Securities represented thereby
except in order to comply with mandatory
provisions of applicable law.
21. TERMINATION OF DEPOSIT AGREEMENT.
       The Depositary at any time at
the direction of the Company,
Shall terminate the Deposit
Agreement by mailing notice of
such termination to the Company
and to the Owners of all Receipts
 then outstanding at least 90
days prior to the
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	05/10/94 at 12:17pm



date fixed in such notice for such
termination. The Depositary may
likewise terminate the Deposit
Agreement by mailing notice of
such termination to the Company
and the Owners of all Receipts then
 outstanding if at any time 90 days
 shall have expired after the
Depositary shall have delivered to
the Company a written notice of its
 election to resign and a successor
depositary shall not have been
appointed and accepted its appointment
 as provided in the Deposit Agreement
.. On and after the date of termination,
 the Owner of a Receipt will, upon
(a)	surrender of such Receipt at the
 Corporate Trust Office of the Depositary,
(b)	payment of the fee of the Depositary
 for the surrender of Receipts referred
 to in Section 2.05 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental
charges, be entitled to delivery,
to him or upon his order, of the
amount of Deposited Securities
represented by the American
Depositary Shares evidenced by
 such Receipt. If any Receipts
shall remain outstanding after the
 date of termination, the
Depositary thereafter shall
discontinue the registration
of transfers of Receipts, shall
 suspend the distribution of
dividends to the Owners thereof,
 and shall not give any further
notices or perform any further acts
 under the Deposit Agreement, except
 that the Depositary shall continue
to collect dividends and other
distributions pertaining to Deposited
 Securities, shall sell rights as
provided in the Deposit Agreement,
and shall continue to deliver
Deposited Securities, together with
any dividends or other distributions
received with respect thereto and the
net proceeds of the sale of any rights
or other property, in exchange for
Receipts surrendered to the Depositary
(after deducting, in each case, the fee
 of the Depositary for the surrender of
a Receipt, any expenses for the account
of the Owner of such Receipt in accordance
 with the terms and conditions of the
Deposit Agreement, and any applicable
taxes or governmental charges).
At any time after the expiration
 of one year from the date of
termination, the Depositary
may sell the Deposited Securities
 then held under the Deposit
Agreement and may thereafter
hold uninvested the net proceeds
 of any such sale, together with
 any other cash then held by it
 thereunder, unsegregated and
without liability for interest,
 for the pro rata benefit of the
 Owners of Receipts which have
not theretofore been surrendered,
 such Owners thereupon becoming
general creditors of the
Depositary with respect to
such net proceeds. After making
such sale, the Depositary shall
be discharged from all obligations
under the Deposit Agreement, except
to account for such net proceeds and
other cash (after deducting, in each
case, the fee of the Depositary for
the surrender of a Receipt, any
expenses for the account of the
Owner of such Receipt in accordance
 with the terms and conditions of
the Deposit Agreement, and any
applicable taxes or governmental charges)
 Upon the termination of the Deposit
 Agreement, the Company shall be
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discharged from all obligations
under the Deposit Agreement except
 for its obligations to the
Depositary with respect to
indemnification, charges,
and expenses.
22. DISCLOSURE OF BENEFICIAL
 OWNERSHIP.
       The Company may from
time to time request Owners
 to provide information (a)
as to the capacity in which such
Owners own or owned Receipts,
(b) regarding the identity of
any other persons then or
previously interested in
such Receipts and (c) the
nature of such interest and
 various other matters. Each
 Owner agrees to provide any
 information requested by the
Company or the Depositary pursuant
 to this Section. The Depositary
agrees to use reasonable efforts
to comply with written instructions
 received from the Company requesting
 that the Depositary forward any
such requests to the Owners and
to forward to the Company any
responses to such requests received
 by the Depositary. The Depositary
further agrees that it shall cooperate
 with the Company in enforcing the
provisions of the Hong Kong Securities
 (Disclosure of Interests) Ordinance,
 and any other legislation or regulations of Hong Kong from time to time relating to disclosure of interests, including
sanctions that the Company may invoke
in the event an Owner fails to provide
certain requested information concerning
 interests in Receipts or Deposited
Securities. Such sanctions may
include limitations on the
transfer of such Deposited Securities.
       An Owner also may have a duty
 under the Hong Kong Securities
(Disclosure of Interests) Ordinance
 to notify the Company if such Owner
 becomes aware that its interest
(which term is broadly defined under
 such Ordinance) in Deposited
Securities evidenced by Receipts
together with any other interests
of such Owner in Deposited Securities
is the equivalent of 10% or more of
the issued share capital of the
Company. Under the Hong Kong Securities
 (Disclosure of Interests) Ordinance,
 such Owner may be required to further
 notify the Company in the event such
 Owners interest changes by such
percentage as would cross a whole
percentage point or such Owner ceases
 to have an interest in 10% or more
 of the securities of the Company.
The Depositary is advised that under
the Securities (Disclosure of Interests)
 Ordinance as currently in effect,
 the change of a whole percentage
point is calculated by rounding down
the percentage to the nearest whole
number. Thus, for example, if an
interest increased from 10.9% to 11.1%,
 the Depositary is advised that there
 may be a duty to give notice of
the change, but not if it were an
 increase from 11.1% to 11.9%.
A IS


NOTE:
(ASSIGNMENT AND TRANSFER SIGNATURE
LINES)
The signature to any endorsement
 hereon must correspond with the
name as written upon the face of
this Receipt in every particular,
 without alteration or enlargement
or any change whatever.
If the endorsement be executed by
an attorney, executor, administrator,
 trustee or guardian, the person
executing the endorsement must give
 his full title in such capacity and
 proper evidence of authority to act
in such capacity, if not on file with
 the Depositary, must be forwarded
with this Receipt.
All endorsements or assignments
 of Receipts must be guaranteed by
a New York Stock Exchange member
 firm or member of the Clearing
House of the American Stock Exchange
 Clearing corporation or by a bank
or trust company having an office
or correspondent in the City of
New York.
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